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                                                                  EXHIBIT 1.6(c)

          AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                    AMERICAN GENERAL LIFE INSURANCE COMPANY

                                 ("AMENDMENT")


American General Life Insurance Company (hereinafter sometimes referred to as the "Company"), a Texas insurer incorporated on April 11, 1960 and formerly known as American General Life Insurance Company of Delaware, pursuant to the provisions of Texas Insurance Code Articles 3.02a, 3.04 and 3.05 and Texas Business Corporation Act Articles 2.12, 2.25, 4.02, 4.04 and 9.10, hereby amends its Amended and Restated Articles of Incorporation (the "Articles") as follows:

1.   The name of the corporation is American General Life Insurance Company.

2. Article IV of the Articles of the corporation is deleted in its entirety and inserted in lieu thereof is the following:

                                 "ARTICLE IV

     A. The aggregate number of shares of capital stock which this corporation shall have authority to issue is six hundred eight thousand five hundred (608,500) shares, consisting of (i) eight thousand five hundred (8,500) shares of Preferred Stock of the par value of One Hundred Dollars ($100.00) per share ("Preferred Stock") and (ii) six hundred thousand (600,000) shares of Common Stock of the par value of ten dollars ($10.00) per share ("Common Stock").

     B. The amount of capital stock with which this corporation will commence business is Five Million Five Hundred Thousand Dollars
          ($5,500,000.00). The amount of its surplus is at least Seven Hundred Thousand Dollars ($700,000.00).

     C. Concurrent with the merger of The Franklin United Life Insurance Company with and into American General Life Insurance Company of New York ("AGNY"), (which is currently estimated to occur on July 31, 1995, assuming all necessary regulatory approvals have been secured, and if not on July 31, 1995 then, alternatively, on August 31, 1995, assuming all necessary regulatory approvals have been secured) the Board of Directors is expressly vested with the authority to issue to The Franklin Life Insurance Company the shares of Preferred Stock designated below.

          1. Designation and Number. There shall be only one series of Preferred Stock, and it is hereby designated the "$80.00 Cumulative Preferred Stock" (hereinafter referred to as the "Cumulative Preferred Stock"). The shares



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               of the Cumulative Preferred Stock shall be of par value of
               $100.00 each. The number of shares which shall constitute the Cumulative Preferred Stock shall be 8,500.

          2.   Dividends.

               (a) The Franklin Life Insurance Company or any subsequent holder or holders of shares of the Cumulative Preferred Stock, in preference to the holders of Common Stock and of any other capital stock of the corporation which ranks junior to the Cumulative Preferred Stock in respect of dividends or distributions of assets on liquidation of the corporation (all of which classes are hereinafter embraced in the term "junior stock"), shall be entitled to receive as and when declared by the Board of Directors out of the assets of the corporation which are by law available for the payment of dividends, cumulative cash dividends at, but not exceeding, the rate of $80.00 per share per annum (8%). Any dividend payment shall be made pro rata among the holders of the Cumulative Preferred Stock.

               (b) Dividends on the Cumulative Preferred Stock shall be payable annually on the anniversary of the date of the initial issuance of the Cumulative Preferred Stock to The Franklin Life Insurance Company. In the event the corporation fails to pay when due any dividends on the Cumulative Preferred Stock, until the payment or declaration and setting apart of all accrued dividends which have not been paid as scheduled,
                    (i) no dividend shall be declared and paid or set apart for payment upon any junior stock and (ii) no other distribution shall be made with respect to any junior stock. Each share of the Cumulative Preferred Stock shall rank on a parity with each other share of the Cumulative Preferred Stock with respect to preferential dividends. Accruals of dividends on the Cumulative Preferred Stock shall not bear interest.

          3.   Redemption.

               (a) On or after five (5) years from the date of the initial issuance of the Cumulative Preferred Stock to The Franklin Life Insurance Company, shares of the Cumulative Preferred Stock shall be redeemable in whole or in part at any time or from time to time, at the option of the Company, at a redemption price per share of $1,000, plus dividends accrued to the date fixed for redemption and remaining unpaid. If less than all outstanding shares of the Cumulative Preferred Stock are to be redeemed, the shares of the Cumulative Preferred Stock to be redeemed shall be redeemed pro rata.



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               (b)  Notice of any proposed redemption of the Cumulative
                    Preferred Stock under this Section shall be given by the corporation by providing a copy of such notice at least fifteen (15) and not more than thirty (30) days prior to the date fixed for such redemption to each holder of record of shares of the Cumulative Preferred Stock to be redeemed, at its address appearing on the books of the corporation. If, on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate for shares of the Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares of the Cumulative Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed plus accrued and unpaid dividends up to the date fixed for redemption, but without interest thereon. Any moneys so set aside by the corporation and unclaimed at the end of five (5) years from the date fixed for redemption shall revert to the general funds of the corporation.

          4.   Liquidation.

               (a) In the event of any liquidation, dissolution or winding up of the affairs of the corporation (all of which are hereinafter embraced in the word "liquidation"), then, before any distribution or payment shall be made to the holders of the Common Stock or any other junior stock, the holders of the Cumulative Preferred Stock shall be entitled to be paid in full the respective amounts fixed for such Cumulative Preferred Stock, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Cumulative Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the junior stock of the corporation according to their respective rights. In the event that the assets of the corporation are not sufficient to make the payment to the holders of the Cumulative Preferred Stock herein required to be made in full, such assets shall be distributed to the holders of the Cumulative Preferred Stock pro rata.

               (b) The amount per share which the holders of the Cumulative Preferred Stock shall be entitled to receive in the event of a



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                    liquidation shall be (in addition to accrued and unpaid
                    dividends) $1,000.

               (c) Neither the merger or consolidation of the Company into or with another corporation, nor the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4, but the sale, lease or conveyance of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4.

          5.   Limitations.

               (a) So long as any shares of the Cumulative Preferred Stock are outstanding, the corporation shall not, without the consent of the holders of at least two-thirds (2/3) of the total number of shares of the Cumulative Preferred Stock at the time outstanding, given in person or by proxy, by vote at a meeting called for the purpose, increase the authorized amount of preferred stock, or create or authorize any shares of any class of stock ranking prior to, or on a parity with, the Cumulative Preferred Stock in respect of dividends or distributions of assets in the event of any liquidation (hereinafter sometimes referred to as "prior stock" and "parity stock," respectively), or any securities convertible into or exchangeable for any such prior stock or parity stock.

               (b) Without the consent of the holders of at least two-thirds (2/3) of the total number of shares of the Cumulative Preferred Stock outstanding, given in person or by proxy, by vote at a meeting called for the purpose, the corporation shall not create or acquire any additional shares of the Cumulative Preferred Stock or amend, or repeal any of the rights, preferences or powers of holders of the Cumulative Preferred Stock so as to affect adversely such rights, preferences or powers.

               (c) So long as any shares of the Cumulative Preferred Stock are outstanding, the corporation shall not at any time purchase, redeem or otherwise acquire for value any shares of preferred stock that may be created in the future or of any other stock ranking junior to or on a parity with the Cumulative Preferred Stock in respect of dividends or distribution of assets on liquidation (i) during the continuance of any default in the payment of dividends on the Cumulative Preferred Stock or (ii) if full dividends on the outstanding shares of the Cumulative Preferred Stock were not paid or set apart for payment in cash in respect of the dividend payment date immediately preceding such time.



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          6.   Regarding Voting Rights.

               (a) The holders of shares of the Cumulative Preferred Stock shall be entitled to one vote per share, voting together with the holders of Common Stock, on any question presented to the holders of Common Stock of the corporation and to be represented and receive notice of any meeting of the shareholders of the corporation.

               (b) If and whenever cumulative dividends on the Cumulative Preferred Stock shall be in arrears in an amount equal to two (2) years payments or more per share, then during the period (hereinafter called the "class voting period") commencing with such time and ending with the time when all arrears in dividends of the Cumulative Preferred Stock shall have been paid and the full dividend on the Cumulative Preferred Stock for the current annual dividend period shall have been paid or declared and set apart for payment, at any meeting of the shareholders of the corporation held for the election of directors during the class voting period, the holders of the Cumulative Preferred Stock voting together as a class shall be entitled (in addition to exercising such other voting rights as they may have) to elect, by a vote of the majority of the total votes represented by such class, two (2) members of the Board of Directors of the corporation, each share of the Cumulative Preferred Stock entitling the holder thereof to one (1) vote for such purpose. Whenever the right to elect directors shall have accrued to the holders of the Cumulative Preferred Stock, the proper officers of the corporation shall call a meeting for the election of such directors, such meeting to be held not less than forty-five (45) nor more than ninety (90) days after the accrual of such right.

               (c) Any director who shall have been elected by holders of the Cumulative Preferred Stock, or appointed as provided herein, may be removed at any time during a class voting period by, and only by, the affirmative vote of the holders of record of a majority of the outstanding shares of the Cumulative Preferred Stock to which the right to elect directors shall have accrued (an "Affirmative Shareholder Vote") at a special meeting of such shareholders; and any vacancy thereby created may be filled by an Affirmative Shareholder Vote. If a director shall die, resign, or otherwise cease to be a director of the corporation (other than as a result of removal as provided herein) during a class voting period, such vacancy shall be filled by a person appointed by the remaining director. If both such directors shall die, resign, or otherwise cease to be directors of the corporation during a class voting period, such vacancies shall be filled by an Affirmative Shareholder Vote at a special meeting of such shareholders. At the end of the class voting period, the holders of the Cumulative Preferred Stock shall be



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                    automatically divested of all special voting power vested in them under Sections 6(b) and (c) hereunder, but subject always to the subsequent vesting hereunder of voting power in the holders of the Cumulative Preferred Stock in the event of any similar default or defaults thereafter. The term of all directors elected pursuant to the provisions of Sections 6(b) and (c) shall in all events expire at the end of the class voting period.

          7. Regarding Preemptive Rights. No holder of shares of the Cumulative Preferred Stock shall by reason of his holding shares of the Cumulative Preferred Stock have any preemptive or preferential right to purchase or subscribe to any securities of the corporation, now or hereafter to be authorized."

3. This Amendment was adopted by unanimous written consent of the board of directors of AGL, and by written consent of the sole shareholder of AGL, AGC Life Insurance Company, a Missouri-domiciled insurer, on July 13, 1995.

4. At the time of adoption of this Amendment there were 600,000 shares of stock outstanding and entitled to vote.

5. The number of shares voting for this Amendment was 600,000. The number of shares that voted against this Amendment was 0.

6. The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

7. The Amendment does increase the authorized capital of the corporation by the addition of 8,500 shares of Preferred Stock to the currently authorized 600,000 shares of Common Stock.

8. Upon the issuance of the 8,500 shares of Preferred Stock, the stated capital of the corporation will increase from $6,000,000 to $14,500,000.

Dated: July 13, 1995.

                                  AMERICAN GENERAL LIFE INSURANCE COMPANY


                                       By:  /s/ ROBERT S. CAUTHEN, JR.
                                          ------------------------------------
                                          Robert S. Cauthen, Jr.
                                          President and Chief Executive Officer


                                       By:  /s/ STEVEN A. GLOVER
                                          ------------------------------------
                                          Steven A. Glover
                                          Assistant Secretary


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State of Texas    (S)
                  (S)
County of Harris  (S)

     BEFORE ME, the undersigned authority on this day personally appeared Robert
S. Cauthen, Jr., the President and Chief Executive Officer of American General Life Insurance Company ("AGL"), known to me to be the person and officer whose name is subscribed to the foregoing instrument, and after being duly sworn upon his oath, did acknowledge to me that he executed the same as an officer of AGL and that the statements contained therein are true and correct to the best of his knowledge and belief.


     SWORN TO AND SUBSCRIBED before me, the undersigned authority on this 13th day of July, 1995 to certify which witness my hand and seal of office.



                                  /s/ RHONDA K. HENRY
                                  --------------------------------------------
                                  Notary Public in and for the State of Texas



State of Texas    (S)
                  (S)
County of Harris  (S)

     BEFORE ME, the undersigned authority on this day personally appeared Steven
A. Glover, Assistant Secretary of American General Life Insurance Company ("AGL"), known to me to be the person and officer whose name is subscribed to the foregoing instrument, and after being duly sworn upon his oath, did acknowledge to me that he executed the same as an officer of AGL and that the statements contained therein are true and correct to the best of his knowledge and belief.


     SWORN TO AND SUBSCRIBED before me, the undersigned authority on this 13th day of July, 1995 to certify which witness my hand and seal of office.



                                  /s/ RHONDA K. HENRY
                                  ---------------------------------------------
                                  Notary Public in and for the State of Texas




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